UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1448 NW Market Street, Suite 500
Seattle, Washington		98107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check th e appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Atossa Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on January 20, 2026 at 9:00 a.m. Pacific Time.

Item 3.03. Material Modification to Rights of Security Holders.

Following the Special Meeting, the Company’s Board of Directors approved a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.18 per share (the “Common Stock”), at a ratio of 15:1 (the “Reverse Stock Split Ratio”) with an effective time of 12:01 a.m. Eastern Time on February 2, 2026 (the “Effective Time”). To effect the Reverse Stock Split, the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware (the “Amendment”).

The Common Stock is expected to commence trading on a split-adjusted basis at the open of trading on February 2, 2026, at which time the Common Stock will be represented by a new CUSIP number (04962H704). The Common Stock will continue to trade on the Nasdaq Stock Market under the symbol “ATOS.”

As of the Effective Time, each 15 shares of Common Stock outstanding will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the Common Stock on the Nasdaq Stock Market on January 30, 2026 (as adjusted in good faith by the Company to account for the Reverse Stock Split Ratio). The par value per share of the Common Stock will remain unchanged.

In addition, effective as of the Effective Time and based on the Reverse Stock Split Ratio, proportionate adjustments will be made (i) in accordance with the terms of the Company’s equity plans, to the number of shares subject to outstanding equity awards, the per share exercise price, if any, with respect to those awards and the number of shares of Common Stock reserved for future issuance under such plans, and (ii) in accordance with the Certificate of Designation of Preferences, Rights and Limitation of the Series B Convertible Preferred Stock (the “Preferred Stock”), to the conversion price of the Preferred Stock and the number of shares of Common Stock reserved for issuance pursuant to the Preferred Stock.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As of the close of business on December 19, 2025, the record date for the Special Meeting, there were 129,171,424 shares of Common Stock entitled to vote at the meeting. At the Special Meeting, stockholders voted on and approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse stock split ratio ranging from 5:1 to 20:1, inclusive, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,724,885	27,888,393	130,938	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	January 26, 2026	By:	/s/ Mark J. Daniel
Mark J. Daniel Chief Financial Officer (Principal Financial and Accounting Officer)